DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2016 RESULTS

Second Quarter 2016 Financial Highlights:

•Revenues increased 3% to $1,708 million (increased 6% excluding currency effects)

•	DCI Net Income increased 43% to $408 million (increased 26% excluding currency effects)

•	Diluted EPS increased 50% to $0.66 and Adjusted EPS increased 45% to $0.71 (increased 31% excluding currency effects)
•Repurchased $377 million of stock

Silver Spring, Maryland – August 2, 2016: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2016.

“Discovery posted a solid quarter of growth and financial results by investing in premium and diversified content that fuels the passion of superfans on pay-TV, free-to-air, direct-to-consumer and digital platforms. Our differentiated portfolio of nonfiction, sports and children’s content in more than 220 markets positions Discovery for continued growth and shareholder value creation in the months and years to come,” said David Zaslav, President and CEO of Discovery Communications.

Second Quarter Results

Second quarter revenues of $1,708 million increased 3% compared to the prior year, as 7% growth at U.S. Networks and 15% growth at Education and Other was partially offset by a slight decline at International Networks, primarily due to currency effects and the impact of the SBS Radio disposition(1). Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(2) increased 4% to $706 million, as 10% growth at U.S. Networks was partially offset by a 6% decline at International Networks, primarily due to currency effects. Excluding currency effects, total Company revenues and Adjusted OIBDA grew 6% and 8%, respectively, as changes in foreign currency exchange rates reduced revenue and Adjusted OIBDA growth by 3% and 4%, respectively. Excluding currency effects and the impact of the SBS Radio disposition, total Company revenues increased 8% and Adjusted OIBDA increased 10%.

Second quarter net income available to Discovery Communications, Inc. ("DCI Net Income") increased 43% to $408 million compared to $286 million for the second quarter of 2015, primarily due to improved operating results, currency-related transactional gains, a decrease in taxes and lower equity-based compensation, partially offset by a decline in income from equity investees, higher restructuring charges and higher interest expense. Diluted earnings per share(3) increased 50% to $0.66 due to higher DCI Net Income and lower shares outstanding. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(2), which excludes the impact of amortization of acquisition-related intangible assets, was up 45% to $0.71 for the second quarter 2016 compared to $0.49 for the second quarter 2015. Adjusted EPS excluding currency effects increased 31%.

(1)	The Company completed its sale of SBS Radio on June 30, 2015.
(2)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 5.
(3)	All per share amounts are calculated using DCI Net Income. See table on page 13 for the full schedule.

Free cash flow decreased 4% to $301 million for the second quarter of 2016 as cash flow from operations declined slightly to $329 million and capital expenditures increased 56% to $28 million due to the timing of capital expenditures throughout the year. Capital expenditures for year to date 2016 decreased 17%. Cash flow from operations declined slightly primarily due to improved operating performance and lower cash taxes more than offset by the timing of working capital. Free cash flow excluding currency effects declined 6% for the second quarter. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Revenues:
U.S. Networks	$873	$814	7%	$1,680	$1,563	7%
International Networks	790	801	(1)%	1,501	1,536	(2)%
Education and Other	46	40	15%	90	94	(4)%
Corporate and Inter-Segment Eliminations	(1)	(1)	—%	(2)	(2)	—%
Total Revenues	$1,708	$1,654	3%	$3,269	$3,191	2%

Adjusted OIBDA:
U.S. Networks	$544	$496	10%	$1,017	$921	10%
International Networks	249	266	(6)%	434	481	(10)%
Education and Other	(3)	(2)	(50)%	(4)	3	NM
Corporate and Inter-Segment Eliminations	(84)	(80)	(5)%	(164)	(157)	(4)%
Total Adjusted OIBDA	$706	$680	4%	$1,283	$1,248	3%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$386	$357	8%	$776	$719	8%
Advertising	471	447	5%	873	822	6%
Other	16	10	60%	31	22	41%
Total Revenues	$873	$814	7%	$1,680	$1,563	7%
Adjusted OIBDA	$544	$496	10%	$1,017	$921	10%
Adjusted OIBDA Margin	62%	61%		61%	59%

U.S. Networks’ revenues in the second quarter of 2016 increased 7% to $873 million, driven by 8% distribution growth and 5% advertising growth. Distribution revenue growth was primarily driven by higher rates, partially offset by slight declines in subscribers. Advertising revenues increased 5% primarily due to higher pricing and inventory management, partially offset by lower delivery.

Operating expenses increased 3% mainly due to higher content amortization. Adjusted OIBDA increased 10% to $544 million, as higher revenues were partially offset by higher operating expenses.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Revenues:
Distribution	$427	$418	2%	$838	$814	3%
Advertising	342	367	(7)%	627	679	(8)%
Other	21	16	31%	36	43	(16)%
Total Revenues	$790	$801	(1)%	$1,501	$1,536	(2)%
Adjusted OIBDA	$249	$266	(6)%	$434	$481	(10)%
Adjusted OIBDA Margin	32%	33%		29%	31%

International Networks’ revenues for the second quarter decreased 1% to $790 million and Adjusted OIBDA decreased 6% to $249 million. Changes in foreign currency exchange rates reduced second quarter international revenues and Adjusted OIBDA growth by 4% and 10%, respectively. Excluding currency effects and the impact of SBS Radio, total revenues were up 8%. Distribution revenues, excluding the impact of currency effects, grew 10% mostly due to higher affiliate rates in Northern Europe and CEEMEA as well as increased affiliate rates and subscribers in Latin America. Advertising revenues, excluding the impact of SBS Radio and currency effects, were up 5%, primarily due to higher volume and ratings in Southern Europe as well as higher pricing, ratings and volume in CEEMEA, partially offset by a decline in Northern Europe due to the impact of Brexit and lower ratings.

Operating expenses increased 9% excluding the impact of SBS Radio and foreign currency exchange rates primarily due to increased sports content and production costs. Excluding the impact of SBS Radio and foreign currency exchange rates, Adjusted OIBDA increased 8%, reflecting revenue growth partially offset by higher operating expenses.

Education and Other

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Revenues	$46	$40	15%	$90	$94	(4)%
Adjusted OIBDA	$(3)	$(2)	(50)%	$(4)	$3	NM

Education and Other revenues for the second quarter increased by $6 million primarily due to higher external production deliveries at the Studios production business. Adjusted OIBDA remained relatively consistent primarily due to higher external Studios production deliveries, offset by additional investments in Education Techbooks.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the second quarter of 2016 decreased by $4 million primarily due to higher information technology spend.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 10.4 million shares of its Series C common stock at an average price of $27.47 per share, for a total of $286 million. On May 9, 2016, the Company repurchased 1.8 million shares from Advance/Newhouse Programming Partnership ("ANPP") at $50.38 per share (or $25.19 per share on an as converted to common basis basis), for a total of $91 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $377 million on share repurchases during the second quarter of 2016.

Through June 30, 2016, the Company has repurchased 133.8 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 28.8 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $7.4 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.61 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

FULL YEAR 2016 OUTLOOK(2)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($7.4 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each preferred share repurchased, we assume each preferred share would have converted into two common shares.

(2)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 6 for methodology for calculating growth rates excluding the impact of currency effects.

Adjusted Net Income, Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
The Company defines Adjusted Net Income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets. Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 6 for methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 6 for methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period to period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis (ex-FX), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2016 Baseline Rate”) and the prior year amounts translated at the same 2016 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, August 2, 2016 at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2016. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives and the full year 2016 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Tammy Shea (240) 662-6506	Jackie Burka (212) 548-5642
tammy_shea@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Distribution	$813	$775	$1,614	$1,533
Advertising	813	814	1,500	1,501
Other	82	65	155	157
Total revenues	1,708	1,654	3,269	3,191
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	603	564	1,195	1,129
Selling, general and administrative	400	430	808	830
Depreciation and amortization	80	82	159	163
Restructuring and other charges	39	24	45	33
Gain on disposition	—	(3)	(13)	(3)
Total costs and expenses	1,122	1,097	2,194	2,152
Operating income	586	557	1,075	1,039
Interest expense	(91)	(77)	(176)	(166)
(Loss) income from equity investees, net	(23)	7	(31)	8
Other income (expense), net	38	(59)	22	(78)
Income before income taxes	510	428	890	803
Income tax expense	(95)	(139)	(206)	(264)
Net income	415	289	684	539
Net income attributable to noncontrolling interests	(1)	—	(1)	—
Net income attributable to redeemable noncontrolling interests	(6)	(3)	(12)	(3)
Net income available to Discovery Communications, Inc.	$408	$286	$671	$536

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.66	$0.44	$1.08	$0.82
Diluted(1)	$0.66	$0.44	$1.08	$0.81

Weighted average shares outstanding:
Basic	404	432	409	435
Diluted(1)	616	655	623	661

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$185	$390
Receivables, net	1,574	1,479
Content rights, net	323	313
Deferred income taxes	96	68
Prepaid expenses and other current assets	370	346
Total current assets	2,548	2,596

Noncurrent content rights, net	2,043	2,030
Property and equipment, net	455	488
Goodwill	8,174	8,164
Intangible assets, net	1,660	1,730
Equity method investments	535	567
Other noncurrent assets	275	289
Total assets	$15,690	$15,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$185	$282
Accrued liabilities	960	988
Deferred revenues	167	190
Current portion of debt	130	119
Total current liabilities	1,442	1,579

Noncurrent portion of debt	7,809	7,616
Deferred income taxes	468	556
Other noncurrent liabilities	385	421
Total liabilities	10,104	10,172

Redeemable noncontrolling interests	241	241

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,039	7,021
Treasury stock, at cost	(5,961)	(5,461)
Retained earnings	4,940	4,517
Accumulated other comprehensive loss	(680)	(633)
Total equity	5,345	5,451
Total liabilities and equity	$15,690	$15,864

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2016	2015
Operating Activities
Net income	$684	$539
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	27	25
Depreciation and amortization	159	163
Content amortization and impairment expense	864	826
Gain on disposition	(13)	(3)
Remeasurement gain on previously held equity interest	—	(2)
Equity in losses (earnings) of investee companies, net of cash distributions	34	(6)
Deferred income taxes	(105)	(104)
Realized loss from derivative instruments	3	11
Other, net	26	20
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(73)	(72)
Content rights, net	(937)	(874)
Accounts payable and accrued liabilities	(179)	(95)
Equity-based compensation liabilities	(5)	(25)
Income taxes receivable and prepaid income taxes	28	10
Other, net	(122)	(19)
Cash provided by operating activities	391	394

Investing Activities
Investments in equity method investees, net	(56)	(27)
Purchases of property and equipment	(43)	(52)
Distributions from equity method investees	40	49
Proceeds from disposition, net of cash disposed	19	61
Investments in cost method investments	(4)	(16)
Payments for derivative instruments, net	(3)	(11)
Business acquisitions, net of cash acquired	—	(22)
Other investing activities, net	(2)	(8)
Cash used in investing activities	(49)	(26)

Financing Activities
Commercial paper borrowings, net	13	94
Borrowings under revolving credit facility	280	123
Principal repayments of revolving credit facility	(572)	(161)
Borrowings from debt, net of discount	498	936
Principal repayments of debt	—	(849)
Principal repayments of capital lease obligations	(17)	(17)
Repurchases of stock	(750)	(524)
Distributions to redeemable noncontrolling interests	(17)	(36)
Equity-based plan proceeds (payments), net	1	(11)
Hedge of borrowings from debt instruments	—	(29)
Other financing activities, net	(13)	(13)
Cash used in financing activities	(577)	(487)

Effect of exchange rate changes on cash and cash equivalents	30	(16)

Net change in cash and cash equivalents	(205)	(135)
Cash and cash equivalents, beginning of period	390	367
Cash and cash equivalents, end of period	$185	$232

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION TO NET INCOME
(unaudited; in millions)

	Three Months Ended June 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$544	$249	$(3)	$(84)	$706
Amortization of deferred launch incentives	—	(4)	—	—	(4)
Mark-to-market equity-based compensation	—	—	—	3	3
Depreciation and amortization	(5)	(56)	(1)	(18)	(80)
Restructuring and other charges	(7)	(15)	(3)	(14)	(39)
Gain on disposition	—	—	—	—	—
Inter-segment Eliminations	(1)	(1)	2	—	—
Operating income	531	173	(5)	(113)	586
Interest expense					(91)
(Loss) income from equity investees, net					(23)
Other income (expense), net					38
Income tax expense					(95)
Net income attributable to noncontrolling interests					(1)
Net income attributable to redeemable noncontrolling interests					(6)
Net income available to Discovery Communications, Inc.					$408

	Three Months Ended June 30, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$496	$266	$(2)	$(80)	$680
Amortization of deferred launch incentives	—	(4)	—	—	(4)
Mark-to-market equity-based compensation	—	—	—	(16)	(16)
Depreciation and amortization	(8)	(59)	(1)	(14)	(82)
Restructuring and other charges	(15)	(8)	—	(1)	(24)
Gain on disposition	—	3	—	—	3
Inter-segment Eliminations	—	(1)	1	—	—
Operating income	473	197	(2)	(111)	557
Interest expense					(77)
(Loss) income from equity investees, net					7
Other income (expense), net					(59)
Income tax expense					(139)
Net income attributable to redeemable noncontrolling interests					(3)
Net income available to Discovery Communications, Inc.					$286

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION TO NET INCOME
(unaudited; in millions)

	Six Months Ended June 30, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$1,017	$434	$(4)	$(164)	$1,283
Amortization of deferred launch incentives	—	(7)	—	—	(7)
Mark-to-market equity-based compensation	—	—	—	(10)	(10)
Depreciation and amortization	(12)	(110)	(3)	(34)	(159)
Restructuring and other charges	(8)	(20)	(3)	(14)	(45)
Gain on disposition	—	13	—	—	13
Inter-segment Eliminations	(5)	(2)	7	—	—
Operating income	992	308	(3)	(222)	1,075
Interest expense					(176)
(Loss) income from equity investees, net					(31)
Other income (expense), net					22
Income tax expense					(206)
Net income attributable to noncontrolling interests					(1)
Net income attributable to redeemable noncontrolling interests					(12)
Net income available to Discovery Communications, Inc.					$671

	Six Months Ended June 30, 2015
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Total Adjusted OIBDA	$921	$481	$3	$(157)	$1,248
Amortization of deferred launch incentives	—	(8)	—	—	(8)
Mark-to-market equity-based compensation	—	—	—	(8)	(8)
Depreciation and amortization	(16)	(116)	(3)	(28)	(163)
Restructuring and other charges	(22)	(10)	—	(1)	(33)
Gain on disposition	—	3	—	—	3
Inter-segment Eliminations	(2)	(2)	4	—	—
Operating income	881	348	4	(194)	1,039
Interest expense					(166)
(Loss) income from equity investees, net					8
Other income (expense), net					(78)
Income tax expense					(264)
Net income attributable to redeemable noncontrolling interests					(3)
Net income available to Discovery Communications, Inc.					$536

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended June 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,708	$1,654	3%	6%

Adjusted OIBDA	$706	$680	4%	8%

DCI Net Income	$408	$286	43%	26%

Diluted EPS	$0.66	$0.44	50%	34%

Adjusted EPS	$0.71	$0.49	45%	31%

Free Cash Flow	$301	$313	(4)%	(6)%

	Six Months Ended June 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$3,269	$3,191	2%	5%

Adjusted OIBDA	$1,283	$1,248	3%	8%

DCI Net Income	$671	$536	25%	21%

Diluted EPS	$1.08	$0.81	33%	29%

Adjusted EPS	$1.17	$0.91	29%	25%

Free Cash Flow	$348	$342	2%	42%

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended June 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$790	$801	(1)%	3%

Adjusted OIBDA	$249	$266	(6)%	4%

	Six Months Ended June 30,
	2016	2015	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,501	$1,536	(2)%	3%

Adjusted OIBDA	$434	$481	(10)%	2%

(1) Refer to Page 6 for methodology for calculating growth rates excluding the impact of currency effects.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Numerator:
Net income	$415	$289	$684	$539
Less:
Allocation of undistributed income to Series A convertible preferred stock	(94)	(62)	(153)	(115)
Net income attributable to noncontrolling interests	(1)	—	(1)	—
Net income attributable to redeemable noncontrolling interests	(6)	(3)	(12)	(3)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$314	$224	$518	$421
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	270	190	443	356
Series C convertible preferred stockholders	44	34	75	65
Total	314	224	518	421

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	94	62	153	115
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$408	$286	$671	$536

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	404	432	409	435
Weighted average impact of assumed preferred stock conversion	208	219	211	221
Weighted average dilutive effect of equity-based awards	4	4	3	5
Weighted average Series A, B and C common shares outstanding — diluted	616	655	623	661
Weighted average Series C convertible preferred stock outstanding — basic and diluted	33	39	35	40

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.66	$0.44	$1.08	$0.82
Series C convertible preferred stockholders	$1.33	$0.88	$2.16	$1.64

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.66	$0.44	$1.08	$0.81
Series C convertible preferred stockholders	$1.33	$0.88	$2.16	$1.62

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$408	$286	$122	$671	$536	$135
Amortization of acquisition-related intangible assets (gross)	38	42	(4)	75	83	(8)
Tax effect on amortization of acquisition-related intangible assets	(10)	(12)	2	(20)	(24)	4
Adjusted Net Income	$436	$316	$120	$726	$595	$131

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.66	$0.44	$0.22	$1.08	$0.81	$0.27
Amortization of acquisition-related intangible assets (gross) per share	0.06	0.06	—	0.12	0.12	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.01)	(0.01)	—	(0.03)	(0.02)	(0.01)
Adjusted earnings per diluted share	$0.71	$0.49	$0.22	$1.17	$0.91	$0.26

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Cash provided by operating activities	$329	$331	$(2)	$391	$394	$(3)
Purchases of property and equipment	(28)	(18)	(10)	(43)	(52)	9
Free cash flow	$301	$313	$(12)	$348	$342	$6

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
June 30, 2016
5.625% Senior notes, semi-annual interest, due August 2019	$500
5.05% Senior notes, semi-annual interest, due June 2020	1,300
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	333
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	500
1.90% Senior notes, euro denominated, annual interest, due March 2027	666
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	480
Commercial paper	106
Capital lease obligations	125
Total debt	8,010
Unamortized discount and debt issuance costs	(71)
Debt, net	7,939
Current portion of debt	(130)
Noncurrent portion of debt	$7,809

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2015	418.0	108.2	526.2
Shares repurchased	(18.8)	(4.7)	(23.5)
Shares issued – equity-based compensation	1.2	—	1.2
Conversion of shares	0.6	(0.3)	0.3
Total shares outstanding as of June 30, 2016	401.0	103.2	504.2